EXHIBIT 11

                                BALDOR ELECTRIC COMPANY AND AFFILIATES
                               COMPUTATION OF EARNINGS PER COMMON SHARE


                                                        FISCAL YEAR
                                            -----------------------------------
                                             1995          1994           1993

(In thousands, except per share amounts)

Primary

  Weighted average shares outstanding       27,647        27,266         26,797

  Dilutive stock options based on the
    treasury stock method using the
    average market price                     1,244         1,237          1,269
                                            ------        ------         ------
  Total                                     28,891        28,503         28,066
                                            ======        ======         ======

Net Earnings                               $32,305       $26,359        $19,426
                                           =======       =======        =======

Per Share Earnings                           $1.12         $0.92          $0.69
                                             =====         =====          =====

Fully Diluted

  Weighted average shares outstanding       27,647        27,266         26,797

  Dilutive stock options based on the
    treasury stock method using the
    year-end market price, if higher
    than average market price                1,202         1,345          1,489
                                            ------        ------         ------
  Total                                     28,849        28,611         28,286
                                            ======        ======         ======

Net Earnings                               $32,305       $26,359        $19,426
                                           =======       =======        =======

Per Share Earnings                           $1.12         $0.92          $0.69
                                             =====         =====          =====


------------------------
Note:Amounts for 1994-93 have been restated for a three-for-two stock split effected in the form of a 50% stock dividend which was declared during the third quarter 1995. See Note F to Annual Report to Shareholders for 1995.